Exhibit (d)(1)
                                                                       SPECIMEN

                                   CERTIFICATE

Certificate Number ___                                     Number of Shares ___
                                                           CUSIP # _______

                             ROYCE VALUE TRUST, INC.
         Incorporated under the laws of the State of Maryland

        This Certificate is Transferable in Boston, MA or in New York, NY

                _____% Tax-Advantaged Cumulative Preferred Stock
                     Liquidation Preference $25.00 Per Share

          This Certifies that __________ is the registered holder of __________ fully paid and non-assessable shares of _____% Tax-Advantaged Cumulative Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share, of Royce Value Trust, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

          WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:

Countersigned and Registered:


                               State Street Bank and Trust Company (Boston)



                               --------------------------------------------
                                            Charles M. Royce
                                               President

Transfer Agent
 and Registrar                  --------------------------------------------
                                            John E. Denneen
By:                                          Secretary


-----------------------------
Authorized Signatory


[SEAL]


          THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE ISSUED AND WILL BE SUBJECT TO ALL OF THE PROVISIONS OF THE CHARTER AND BY-LAWS OF THE CORPORATION, EACH AS FROM TIME TO TIME AMENDED, TO ALL OF WHICH THE HOLDER BY ACCEPTANCE HEREOF ASSENTS.

                             ROYCE VALUE TRUST, INC.

          A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class and series of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each class and series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent classes and series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

          The following abbreviations, when used in the inscription on the face of this certificate, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common             UNIF GIFT MIN ACT--___ Custodian ____
TEN ENT--as tenants by the entireties                       (Cust)       (Minor)
JT TEN --as joint tenants with            under Uniform Gifts to
         right of survivorship            Minors Act _________
         and not as tenants in                       (State)
         common

          Additional abbreviations also may be used though not in the above list.

          For value received, _________________________ hereby sell, assign and transfer unto _____ (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee) shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

          Please insert social security or other identifying number of assignee

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Dated:____________________


                   NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.